Exhibit 4.14

[Stamp] State of Israel Israeli Medical Cannabis Agency (IMCA)	[logo] [emblem of the State of Israel Ministry of Health [illegible] Medical Cannabis Agency	Valid until: October 20, 2022 Dealer’s Code: V-1315-060518

Initial Authorization to Establish a Site for Dealing with a Controlled Substance

By virtue of the authority vested in me pursuant to Sections 6, 7 and 13 in the middle of the Dangerous Drugs Ordinance

[New Version], 5733 – 1973 (hereinafter “the Ordinance”) and pursuant to the Dangerous Drugs Regulations, 5739 – 1979 (hereinafter: “the Regulations”), an initial authorization is hereby granted to establish a proliferation farm – proliferation of cannabis plants (hereinafter “the site”) and, according to the following detail:

1.	The Applicant for the Authorization and his Details:
2.

1.1	Name of the entrepreneur/Corporation: Dalia Bezizinsky	ID/Co No: 054771613: (hereinafter: “the applicant”)
1.2	Site Address: Kochav Michael	Farm/Estate: Form Number 10
1.3	Contact Person (Name): Dalia Bezizinsky	ID No: 054771613 Tel No: 054-222-8861

2.	Name of the Controlled Substance

CANNABIS

3.	Its Form

This approval does not constitute approval for possession in any form It is absolutely prohibited to possess the drug, plant, any part of it, its components or products and in any form for as long as no express license for this is been received from the Director.

4.	The Purpose of the Approval

4.1	To act for planning/establishing/adapting a proliferation farm – proliferation of the cannabis plant
4.2	The applicant declares that this approval will not be used for any purpose not approved and specified expressly in this approval.

5.	Restrictions and Additional Conditions:

5.1	This approval is only temporary. This approval can be annulled pursuant to the Director’s sole discretion, or pursuant to a Government of Israel decision, without derogating from any other cause in the law for annulling the approval.
5.2	This approval contains nothing to impose any obligation whatsoever on the Ministry of Health or the Medical Cannabis Agency to grant a license for dealing in a controlled substance.
5.3	This approval is approval for the applicant to commence establishing or adapting the site pursuant to the designated occupation. The principles of the planning and establishment/adaptation of the business must be executed pursuant to the designated occupation, while complying with all the relevant requirements of the law and pursuant to quality and security requirements as detailed below:
	a.	Cultivation or proliferation of the cannabis plants – as detailed in Procedure IMC-GAP (proper cultivation conditions) and as detailed in Procedure IMC GSP (security conditions).

It must be emphasized: The applicant must comply with the security requirements as detailed in Procedure IMC-GSP at the site and must receive security approval pursuant to the type of occupation.

[signature]

[stamp] MGR Yuval Landschaft

L.N. 4023

Director

the Medical Cannabis Agency (IMCA)

Israel Medical Cannabis Agency Minister Health PO Box 1176 Jerusalem 91010 IMCA@moh.health.gov.il Tel No *5400 Fax No: 02-647-4810	Kol Habriut *5400	[bilingual text see left column]

[Stamp] State of Israel Israeli Medical Cannabis Agency (IMCA)	[logo] [emblem of the State of Israel Ministry of Health [illegible] Medical Cannabis Agency	Valid until: October 20, 2022 Dealer’s Code: V-1315-060518

5.4	This approval cannot be transferred in any form whatsoever.
5.5	Should there be any change whatsoever in the ownership of the applicant, or in the identity of the controlling shareholders therein, or in its managers or authorized signatories, who are detailed in this license without receiving the advance written approval of the IMCA for this – the validity of the license will expire. Regarding this section, a change in the ownership means transferring shares, in any manner whatsoever, in a volume that exceeds 5% of the Company’s total share capital.
5.6	In view of the activity in the cannabis field, and because this activity obligates, inter alia, receipt of the IMCA’s approval for all the dealers, managers and interested parties in companies and/or their managers – granting the initial authorization/the license is subject to the attached conditions:

a.	Any material shareholder as defined in the Company’s capital, 5759 – 1999 and/or controlling shareholder as defined in the Company’s capital 5759 – 1999 and/or any effective controlling shareholder and/or Director and/or General Manager in the Company, has to receive the IMCA’s approval.
b.	No shares in the Company may be transferred to any offeree whatsoever when, following this allocation, he will become an interested party, prior to the IMCA’s approval for this after receiving a recommendation from a competent official.
c.	No Director and/or General Manager may be appointed in the Company prior to receiving the IMCA’s approval for this, after receiving a recommendation from a competent official. This
d.	The Company must amend its Articles of Association so that they include an instruction pursuant to which if any entity/entities whatsoever becomes/become an interested party/interested parties in the Company by virtue of his/their shareholding or an agreement between the shareholders, prior to receiving the mandatory approvals from the IMCA, the Company shall have the right to confiscate and/or make some of the shares held by one or more of these shareholders dormant so that after the confiscation and/or making the shares dormant the entity/entities will no longer be interested parties by virtue of the holdings or by virtue of agreement in the Company.
	d1.	An entity/entities, whose shares have been made dormant, should they be made dormant, shall, at any time, have the right to sell or transfer all or some of these shares to another/others, subject to the details in this Procedure and the requirements of the Ordinance and the Law.
e.	The Company will not extend the appointment of a Director or its General Manager, unless at the date of the extension there is approval from the IMCA in this regard, after receiving a repeat recommendation from a competent official.
f.	At every Annual Meeting of the Company, the General Manager of the Company must declare that all the approval/approvals required from the IMCA for the Company, the manager/managers and the interested party/parties, as detailed in Sections a, b, and c above as at the date of the meeting, are available and valid and there has not been any change in the status of the Company, the managers/managers, material shareholder/shareholders and the interested party/parties from the date of being granted the authorization/authorizations

5.7	The applicant must inform the Director immediately of any change in any of his details (his address, contact persons etc.) and must receive the IMCA’s advance written approval for any change in the ownership of the applicant or in the identity of the interested parties or its managers or its authorized signatories or the material shareholders.
5.8	The presence of minors at the site or installation is absolutely prohibited.
5.9	The instructions in the ordinance and regulations and any instruction and/or stipulation for complying with any of the quality conditions required shall apply to the applicant.
5.10	The applicant must keep a regular record of all the actions regarding the establishment of the site and any additional record required by the Director.
The records must be presented to the Director whenever he requires this and must also be presented to any other competent entity according to the matter pursuant to the demand of the Director.
5.11	These conditions and stipulations can be updated at the IMCA’s sole discretion and with approval of the Director General of the Ministry of Health. The IMCA is entitled to publish additional instructions pursuant to the circumstances and essence of the occupation.

[signature]

[stamp] MGR Yuval Landschaft

L.N. 4023

Director

the Medical Cannabis Agency (IMCA)

Israel Medical Cannabis Agency Minister Health PO Box 1176 Jerusalem 91010 IMCA@moh.health.gov.il Tel No *5400 Fax No: 02-647-4810	Kol Habriut *5400	[bilingual text see left column]

[Stamp] State of Israel Israeli Medical Cannabis Agency (IMCA)	[logo] [emblem of the State of Israel Ministry of Health [illegible] Medical Cannabis Agency	Valid until: October 20, 2022 Dealer’s Code: V-1315-060518

6.	The Validity of the Approval

6.1	This approval annuls any other or additional previous approval in the possession of the applicant.
6.2	This approval was granted on October 20, 2021 at the offices of the IMCA
6.3	The validity of this approval expires on October 20, 2022, unless it is annulled previously to this at the decision of the Director.

Yuval Landschaft

The Director pursuant to the Dangerous Drugs Ordinance

[signature]

[stamp] MGR Yuval Landschaft

L.N. 4023

Director

the Medical Cannabis Agency (IMCA)

Israel Medical Cannabis Agency Minister Health PO Box 1176 Jerusalem 91010 IMCA@moh.health.gov.il Tel No *5400 Fax No: 02-647-4810	Kol Habriut *5400	[bilingual text see left column]